UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2007

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (410) 951-4800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Jose A. Celaya Joins FTI Consulting, Inc. as Executive Vice President and Co-Chief Financial Officer

On July 9, 2007, FTI Consulting, Inc. (“FTI”) issued a press release announcing that effective July 9, 2007 (the “Effective Date”) Jorge A. Celaya, age 41, has joined the Company as Executive Vice President and Co-Chief Financial Officer, located primarily in Annapolis and Baltimore, Maryland. Mr. Celaya will be responsible for overseeing all of FTI’s financial and administrative operations together with Theodore I. Pincus who will continue as an Executive Vice President and Co-Chief Financial Officer of the company until his anticipated retirement as a full-time employee in the third quarter of 2007. There were no understandings or arrangements with any person regarding Mr. Celaya’s appointment as an executive officer (other than the Offer Letter (as defined below)), and there are no family relationships between him and any other officer or director of the Company. Mr. Celaya, his family members and affiliates have had no direct or indirect interest in any transaction to which the Company or any affiliate is or was a party. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and hereby is incorporated by reference herein (the “Press Release”).

FTI extended an offer of employment to Mr. Celaya (the “Offer Letter”), which Mr. Celaya accepted, that provides as of the Effective Date for a base annual salary of $550,000 and a 2007 discretionary bonus opportunity of $750,000. Mr. Celaya will also be eligible to receive other benefits and participate in benefit plans in which executives of FTI are entitled to participate and receive other pecuniary benefits that executives are entitled to receive. The Compensation Committee of the Board of Directors of FTI pursuant to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended, authorized equity awards effective upon commencement of his employment with FTI on July 9, 2007 (the “Date of Grant”) of (i) 10,000 shares of restricted common stock of FTI vesting in three equal installments beginning on the first anniversary of the Date of Grant and (ii) a stock option exercisable for 75,000 shares of common stock of FTI at an exercise price equal to the closing price of one share of FTI’s common stock as reported on the New York Stock Exchange for the Date of Grant, which will vest in five equal installments beginning on the first anniversary of the Date of Grant. The vesting of the restricted stock and stock option will accelerate upon certain events including death and permanent disability. Mr. Celaya’s employment with FTI is at-will, however, if his employment terminates either by FTI without “Cause” or by Mr. Celaya for “Good Reason,” in either case (a) within three years from the Effective Date, or (b) after three years from the Effective Date during the one year period following a “Change in Control,” he will be entitled to receive a lump sum cash payment of (i) his then current base salary plus (ii) the higher of his target bonus for that year or the actual bonus earned by him before termination. For this purpose, “Cause,” “Good Reason,” and “Change in Control” or terms of similar import have substantially the same meanings as set forth in FTI’s employment agreements with its senior officers, except that a “Good Reason” termination event will include a move of FTI’s executive office to a location outside the Baltimore-Washington, D.C., metro area. A copy of the Offer Letter is filed herewith as Exhibit 99.2 and hereby is incorporated by reference herein.

Anticipated Retirement of Theodore I. Pincus as a Full-Time Employee of the Company Effective in the Third Quarter of 2007

FTI also announced in its Press Release that Theodore I. Pincus will continue as an Executive Vice President, Co-Chief Financial Officer and Principal Financial Officer of the Company until his retirement as a full-time employee of the Company, which is anticipated in the third quarter of 2007. Following his retirement as a full-time employee, Mr. Pincus, pursuant to Amendment No. 1 dated as of March 21, 2006 (the “Amendment”), to his Employment Agreement dated as of November 5, 2002 (the Employment Agreement”), will continue to be employed as a part-time employee of FTI during the three year transition period provided under the Employment Agreement. Mr. Pincus will be required, as necessary, to devote the first six months to training and transitioning Mr. Celaya as the Chief Financial Officer for FTI. During each 12-month transition period, FTI will pay Mr. Pincus an annual transition payment of $325,000 and $650.00 per hour for each hour worked in excess of the 500 hours called for during such transition period. In addition, Mr. Pincus will have a special bonus opportunity of up to $325,000 that could be earned following completion of the first six months of his transition period in the discretion of the Compensation Committee of the Board of Directors. The Amendment has been filed as an exhibit to FTI’s Current Report on Form 8-K dated March 21, 2006 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2006 and the Employment Agreement has been filed as an exhibit to FTI’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC on March 27, 2003 and hereby are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	Press Release dated July 9, 2007, of FTI Consulting, Inc.
99.2	Offer Letter dated June 14, 2007 to Jorge A. Celaya

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: July 10, 2007	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus Executive Vice President and Co-Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 9, 2007, of FTI Consulting, Inc.
99.2	Offer Letter dated June 14, 2007 to Jorge A. Celaya